Exhibit 10.88

AMENDMENT OF INVESTOR RIGHTS AGREEMENT

This Amendment of Investor Rights Agreement (this “Amendment”) is entered into and made effective as of the 6th day of December, 2013 (the “Effective Date”), by and among RiceBran Technologies (f/k/a NutraCea), a California corporation (“RBT”), AF Bran Holdings-NL LLC (“AFBH-NL”) and AF Bran Holdings LLC (“AFBH”), in each case, a Delaware limited liability company (AFBH-NL and AFBH being referred to collectively as “AF” or “Investor”), Industria Riograndese de Oleos Vegetais Ltda, a limited liability company organized under the laws of the Federative Republic of Brazil  (“Irgovel”) and Nutra SA, LLC, a Delaware limited liability company (the “Company”).  The Company, RBT, Irgovel and Investor are sometimes referred herein collectively as the “Parties.”

WHEREAS, the Parties have entered into various agreements regarding AF’s investments into the Company and the operation and control of the Company and Irgovel (collectively the “Investment Agreements”), including but not limited to (i) an Investor Rights Agreement (the “IRA”) dated as of December 29, 2010, (ii) a Membership Interest Purchase Agreement (the “MIPA”) dated as of December 29, 2010 (as amended on January 18, 2011 and as further amended pursuant to the Amendment of Investment Agreements dated October 31, 2013), and (iii) a Second Amended and Restated Limited Liability Company Agreement for Nutra SA, LLC dated as of December 24, 2012 (as amended pursuant to the Amendment of Investment Agreements);

WHEREAS, the Parties desire to amend the IRA to delete and terminate Section 5 (Conversion Rights) and Section 6 (Roll Up Rights) of the IRA and to waive any associated rights or obligations under either or both Sections;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Amendment to IRA; Waiver.

(a)            Section 5 (Conversion Rights). Section 5 (Conversion Rights) of the IRA is hereby deleted in its entirety and all rights of AF thereunder (“Conversion Rights”) are terminated and shall have no further force or effect. Without limiting the foregoing, AF specifically waives and releases any existing rights it may have to exercise any such Conversion Rights.

(b)            Section 6 (Roll Up Rights). Section 6 (Roll Up Rights) of the IRA is hereby deleted in its entirety and all rights of AF thereunder (“Roll Up Rights”) are terminated and shall have no further force or effect. Without limiting the foregoing, AF specifically waives and releases any existing rights it may have to exercise any such Roll Up Rights.

(c)            Investment Agreements. AF agrees and acknowledges that the termination of the Conversion Rights and Roll Up Rights as set forth herein shall supersede and amend any and all corresponding provisions of the Investment Agreements establishing a right of AF to exchange Units (as defined in the MIPA) of Investor in the Company for stock or membership interests in any current or future affiliates of RBT or any Global Holding Company (as defined in the IRA).

2.             No Further Amendment.  The Parties acknowledge and agree that there are no other amendments, changes, waivers or modifications to the IRA or other Investment Agreements other than as set forth in this Amendment, and all other terms of the Investment Agreements remain in full force and effect except as expressly modified or waived herein.  The Parties agree that except as expressly set forth herein, this Amendment shall not be construed as a waiver by any Party of any of its other rights or obligations under the Investment Agreements.

3.             Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if the Parties had all signed the same document.  All counterparts shall be construed together and shall constitute one agreement. This Amendment, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any Party or to any such agreement or instrument, each other Party or party thereto shall re execute original forms thereof and deliver them to all other Parties.  No Party shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

4.             Headings.  The article and section headings of this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

5.             Effectiveness.  This Amendment shall be effective and binding upon all parties to the Investment Agreements upon the written consent of the Parties.

6.             Entire Agreement.  This Amendment constitutes the entire agreement among the Parties with respect to the amendment and waiver of the Investment Agreements with respect to the subject matter hereof.

[SIGNATURE PAGE TO FOLLOW]

The Parties have executed this Amendment of Investor Rights Agreement as of the date first above written.

RICEBRAN TECHNOLOGIES

By:	/s/ W. John Short
Name:	W. John Short
Title:	Chief Executive Officer

Address:	6720 N. Scottsdale Road, Suite 390
Scottsdale, Arizona 85253
Facsimile:	(602) 522-3001

AF

AF BRAN HOLDINGS-NL LLC		AF BRAN HOLDINGS LLC

By:	/s/ Ettore V. Biagioni	By:	/s/ Ettore V. Biagioni
Name:	Ettore V. Biagioni, Authorized Signatory	Name:	Ettore V. Biagioni, Authorized Signatory
Title:	President	Title:	President

Address:	10 East 53rd Street, 36th Floor	Address:	10 East 53rd Street, 36th Floor
	New York, NY 10022		New York, NY 10022
Facsimile:	(212) 750-0191	Facsimile:	(212) 750-0191

COMPANY		IRGOVEL

NUTRA SA, LLC		INDUSTRIA RIOGRANDESE DE OLEOS VEGETAIS LTDA

By:	/s/ W. John Short	By:	/s/ W. John Short
	W. John Short, Authorized Signatory		W. John Short, Authorized Signatory
Title:	Manager

Address:	c/o NutraCea	Address:	Av. Presidente Joao Goulart, 7351
	6720 N. Scottsdale Road, Suite 390		Distrito Industrial
	Scottsdale, Arizona 85253		Pelotas, RS
Brazil 96040-000

Facsimile:	(602) 522-3001	Facsimile:	55 (53) 3301-9247

[SIGNATURE PAGE TO AMENDMENT OF INVESTOR RIGHTS AGREEMENT]